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                              PROSPECTUS SUPPLEMENT

                      (To Prospectus dated August 9, 1999)

     Filed pursuant to Rule 424(b)(3) of the Rule and Regulations under the
                             Securities Act of 1933

                      Registration Statement No. 333-43313

                                DUANE READE INC.

                    9 1/4% Senior Subordinated Notes due 2008

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                               RECENT DEVELOPMENTS

      On February 1, 2001, Donaldson, Lufkin & Jenrette Securities Corporation changed its name to Credit Suisse First Boston Corporation. All references in the prospectus to Donaldson, Lufkin & Jenrette Securities Corporation or to Donaldson, Lufkin & Jenrette are hereby amended to be references to Credit Suisse First Boston Corporation.

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                                February 2, 2001